UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2013 (January 8, 2013)

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on January 8, 2013, the Company’s stockholders voted on and approved:  (1) the election of Ronald D. Brown, Timothy M. Manganello and Sidney J. Nurkin, nominated by the Board of Directors, each to serve for a term of three years until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; (2) on a non-binding, advisory basis, the compensation of the Company’s named executive officers as more fully described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 16, 2012 (the “Proxy Statement”); and (3) the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending August 31, 2013.  The votes cast by the holders of the Company’s Common Stock on each of the foregoing proposals were as follows:

Proposal 1:  Election of three Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

	Common Stock
	For	Withheld	Broker Non-Votes
Ronald D. Brown	16,682,092	2,099,878	1,747,300
Timothy M. Manganello	16,781,751	2,000,219	1,747,300
Sidney J. Nurkin	16,681,809	2,100,161	1,747,300

Proposal 2:  Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as more fully described in the Proxy Statement.

Common Stock
For	Against	Abstain	Broker Non-Votes
14,467,677	799,456	3,514,837	1,747,300

Proposal 4:  Ratification of appointment of Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending August 31, 2012.

Common Stock
For	Against	Abstain	Broker Non-Votes
20,422,145	94,479	12,646	0

Item 8.01                                           Other Events.

Declaration of Dividend

On January 9, 2013, the Board of Directors of the Company declared a quarterly dividend of $0.04 per common share.  The dividend is payable on February 1, 2013 to stockholders of record on January 23, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: January 14, 2013	/s/ Philip A. Theodore
Philip A. Theodore
Vice President, General Counsel and
Corporate Secretary

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